                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             The Enstar Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

(ENSTAR LOGO)

                                 April 21, 1998

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of The Enstar Group, Inc. (the "Company") to be held on Thursday, May 21, 1998, at the Montgomery Civic Center at 300 Bibb Street, Montgomery, Alabama 36104. The meeting will begin promptly at 10:00 a.m., local time, and we hope you will be able to attend. The Notice of Annual Meeting of Shareholders outlines the business to be conducted at the meeting.

     It is important that your shares be voted whether or not you plan to be present at the meeting. You should specify your choices by marking the appropriate boxes on the proxy, and date, sign and return your proxy in the enclosed envelope as promptly as possible. If you date, sign and return your proxy without specifying your choices, your shares will be voted in accordance with the recommendation of the Board of Directors.

     I am looking forward to seeing you at the meeting.

                                           Sincerely,

                                           /s/ Nimrod T. Frazer
                                           -----------------------
                                           Nimrod T. Frazer
                                           Chairman, President and
                                           Chief Executive Officer

(ENSTAR LETTERHEAD ADDRESS)

                             THE ENSTAR GROUP, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 21, 1998

To the Shareholders of The Enstar Group, Inc.:

     The Annual Meeting of Shareholders of The Enstar Group, Inc. (the "Company") will be held on Thursday, May 21, 1998, at 10:00 a.m., local time, at the Montgomery Civic Center at 300 Bibb Street, Montgomery, Alabama 36104, for the following purposes:

          (i) to elect two (2) directors for three-year terms expiring at the annual meeting of shareholders in 2001 or until their successors are duly elected and qualified;

          (ii) to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company to serve for 1998; and

          (iii) to transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 31, 1998 as the record date (the "Record Date") for determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of shareholders as of the Record Date will be open for examination during the Annual Meeting of Shareholders.

     Your attention is directed to the Proxy Statement submitted with this Notice. This Notice is being given at the direction of the Board of Directors.

                                          By Order of the Board of Directors

                                          /s/ Cheryl D. Davis
                                          ----------------------------------
                                          Cheryl D. Davis
                                          Chief Financial Officer,
                                          Vice-President of
                                          Corporate Taxes and Secretary

Montgomery, Alabama
April 21, 1998

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                             THE ENSTAR GROUP, INC.
                              172 COMMERCE STREET
                           MONTGOMERY, ALABAMA 36104
                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 21, 1998
                             ---------------------

                                  INTRODUCTION

GENERAL

     This Proxy Statement is being furnished to the shareholders of The Enstar Group, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders to be held on May 21, 1998 (the "Annual Meeting"), at the Montgomery Civic Center, 300 Bibb Street, Montgomery, Alabama 36104, 10:00 a.m., local time, and at any adjournment thereof.

RECORD DATE

     The Board of Directors of the Company has fixed March 31, 1998 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of common stock, par value $.01 per share, of the Company ("Common Stock") as of the Record Date are entitled to vote at the Annual Meeting or any adjournment thereof. On the Record Date, the Company had issued and outstanding 4,161,234 shares of Common Stock. Each share of Common Stock is entitled to one vote at the Annual Meeting. No cumulative voting rights are authorized, and appraisal rights for dissenting shareholders are not applicable to the matters being proposed. It is anticipated that this Proxy Statement will be first mailed to shareholders of the Company on or about April 21, 1998.

VOTING AND PROXIES

     When the enclosed form of proxy is properly executed and returned, the shares it represents will be voted as directed at the Annual Meeting and any adjournment thereof or, if no direction is indicated, such shares will be voted in favor of the proposals set forth in the notice attached hereto. Any shareholder giving a proxy has the power to revoke it at any time before it is voted. All proxies delivered pursuant to the solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later-dated proxy or by voting in person at the Annual Meeting. If Common Stock owned by a shareholder is registered in the name of more than one person, each such person should sign the enclosed proxy. If the proxy is signed by an attorney, executor, administrator, trustee, guardian or by any other person in a representative capacity, the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of appointment. Any beneficial owner of shares of Common Stock as of the Record Date who intends to vote such shares in person at the Annual Meeting must obtain a legal proxy from the record owner and present such proxy at the Annual Meeting in order to vote such shares. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the meeting who will also determine whether a quorum is present for the transaction of business.

     The presence in person or by proxy of holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote is required to elect directors. Under Georgia law and the Bylaws of the Company, the affirmative vote of the majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote on the subject matter is required with respect to the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors and any other matter that may properly come before the Annual Meeting. At the Annual Meeting, votes cast for or against any matter may be cast in person or by proxy. Shares of Common Stock held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote"). Broker non-votes will not be counted as votes for or against matters presented for shareholder consideration. Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions have the effect of a negative vote against any proposal, except for the election of directors.

     As of the date of this Proxy Statement, management of the Company has no knowledge of any business other than that described herein which will be presented for consideration at the Annual Meeting. In the event any other business is properly presented at the Annual Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

BOARD OF DIRECTORS

     In accordance with the Bylaws of the Company, the Board of Directors currently consists of five members. The Company's Articles of Incorporation divide the Board of Directors into three classes. At the 1997 annual meeting of shareholders, two directors were elected to hold office for a term expiring at the Annual Meeting, one director was elected to hold office for a term expiring at the 1999 annual meeting of shareholders, and two directors were elected to hold office for a term expiring at the 2000 annual meeting of shareholders. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for such class expires to serve a term of three years. At the Annual Meeting, J. Christopher Flowers and Jeffrey S. Halis will stand for election to serve as directors for three-year terms expiring at the 2001 annual meeting of shareholders or until their successors are duly elected and qualified. In accordance with the Bylaws of the Company, the mandatory retirement age for directors who are not employees of the Company is 70.

     The Board of Directors has no reason to believe that any of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named in the proxy will vote as recommended by the Board of Directors either (i) to elect substitute nominees recommended by the Board, (ii) to allow the vacancy created thereby to remain open until filled by the Board or (iii) to reduce the number of directors for the ensuing year. In no event, however, can a proxy be voted to elect more than two directors. The election of the nominees to the Board requires the affirmative vote of a plurality of the shares held by shareholders present and voting at the Annual Meeting in person or by proxy.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR J. CHRISTOPHER FLOWERS AND JEFFREY S. HALIS TO HOLD OFFICE UNTIL THE 2001 ANNUAL MEETING OF SHAREHOLDERS, OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

NOMINEES FOR ELECTION

     J. CHRISTOPHER FLOWERS was elected to the position of director in October of 1996. Mr. Flowers is a General Partner and Managing Director of Goldman, Sachs & Co., New York, New York. Mr. Flowers has been a General Partner of Goldman, Sachs & Co. since December of 1988 and a Managing Director of Goldman, Sachs & Co. since December of 1996. Mr. Flowers is 40 years old.

     JEFFREY S. HALIS was elected to the position of director in April of 1997. Mr. Halis has been a General Partner of Halo Capital L.P., New York, New York, and President of Halo Management Corp., New York, New York, since their formation in February of 1991. Halo Capital L.P. is an investment partnership, and

Halo Management Corp. is an investment services company. Mr. Halis was formerly a director of KinderCare Learning Centers of Montgomery, Alabama. Mr. Halis currently serves on the board of directors of PriceSmart, Inc. Mr. Halis is 42 years old.

CONTINUING DIRECTOR -- TERM EXPIRING 1999

     NIMROD T. FRAZER was elected to the position of director in August of 1990. Mr. Frazer was named Chairman of the Board, Acting President and Chief Executive Officer on October 26, 1990. Mr. Frazer was Chairman of the Board of the Frazer Lanier Company, a regional investment banking firm, from 1976 to 1996 and was a Co-Founder. Mr. Frazer is past Chairman of the Water Works and Sanitary Sewer Board of the City of Montgomery, Alabama and a past director of Columbus Mills of Columbus, Georgia, Rockdale Industries of Decatur, Georgia, American Savings of Florida, F.S.B. and Sterling Bank of Montgomery, Alabama. Sterling Bank is a wholly owned subsidiary of Synovus Financial Corp. of Columbus, Georgia. Mr. Frazer is 68 years old.

CONTINUING DIRECTORS -- TERM EXPIRING 2000

     T. WHIT ARMSTRONG was elected to the position of director in June of 1990. Mr. Armstrong has been President, Chief Executive Officer and Chairman of The Citizens Bank, Enterprise, Alabama, and its holding company, Enterprise Capital Corporation, Inc. in excess of five years. Mr. Armstrong is also a director of Alabama Power Company of Birmingham, Alabama. Mr. Armstrong is 50 years old.

     T. WAYNE DAVIS was elected to the position of director in June of 1990. Mr. Davis was Chairman of the Board of Directors of General Parcel Service, Inc., a parcel delivery service, from January of 1989 to September of 1997 and has been Chairman of the Board of Directors of Transit Group, Inc. since September of 1997. He is a director of Winn-Dixie Stores, Inc. Accustaff, Inc., Redwing Properties, Inc., General Parcel Corp. and Tine W. Davis Family -- WD Charities, Inc. Mr. Davis is 51 years old.

MEETINGS OF THE BOARD OF DIRECTORS

     During 1997, the Board of Directors of the Company held a total of eight meetings. All directors attended 75% or more of the aggregate number of meetings of the Board and all committees on which they served during 1997.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Company has a Compensation Committee which is composed of T. Wayne Davis, Chairman, T. Whit Armstrong and J. Christopher Flowers. The Compensation Committee is responsible for, among other things, reviewing, determining and establishing salaries, bonuses and other compensation for the Company's Chief Executive Officer and for administering the Company's stock option plans. The Compensation Committee held four meetings in 1997. All members of the Compensation Committee attended every meeting of the Compensation Committee.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Company has an Audit Committee of the Board that was established in June of 1997 and which is composed of T. Whit Armstrong, Chairman, T. Wayne Davis and Jeffrey S. Halis. The Audit Committee is responsible for, among other things, overseeing the Company's financial reporting and accounting practices and monitoring the adequacy of internal accounting, compliance and control systems. The Audit Committee held no meetings in 1997. The Audit Committee met in January of 1998 to review the audit plan for the Company's 1997 year end financial statements with its outside auditors, Deloitte & Touche LLP.

     The Company does not have a nominating committee.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive a quarterly retainer fee of $5,000 and per meeting fees as follows: (i) $2,500 for each Board meeting attended other than a telephone Board meeting; (ii) $1,000 for each telephone Board meeting attended; (iii) $1,000 for each Committee meeting attended; and
(iv) $1,500 for each Committee meeting attended by a Committee Chairperson. Such outside directors' fees are payable at the election of the director either in cash or in stock units under the Company's Deferred Compensation and Stock Plan for Non-Employee Directors (the "Deferred Plan"). If the director elects to receive stock units instead of cash, the stock units shall be payable only upon the director's termination. The number of shares to be distributed in connection with such termination would be equal to one share of Common Stock for each stock unit and cash would be paid for any fractional units. All current non-employee directors elected to receive 100% of their compensation in stock units in lieu of cash payments for the retainer and meeting fees. As of December 31, 1997, a total of $30,000 in stock compensation had been deferred under this plan. In addition, directors are entitled to reimbursement for out-of-pocket expenses incurred in attending all meetings.

     During 1997, the outside directors were each granted options for 25,000 shares of Common Stock under the 1997 Amended Outside Directors' Stock Option Plan (the "Outside Directors' Plan"), at an exercise price of $10.8125. During 1997, Nimrod T. Frazer, as Chief Executive Officer, was granted options for 150,000 shares of Common Stock under the 1997 Amended CEO Stock Option Plan (the "CEO Plan"), at an exercise price of $10.50.

                      COMMON STOCK OWNERSHIP BY MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 31, 1998 by (i) each of the executive officers named below (the "Named Executive Officers"), (ii) each of the directors and nominees for director of the Company and (iii) all directors and Named Executive Officers of the Company as a group.

                                                           SHARES OF COMMON STOCK
NAME OF BENEFICIAL OWNER                                   BENEFICIALLY OWNED(1)     PERCENT OF CLASS
------------------------                                   ----------------------    ----------------
NAMED EXECUTIVE OFFICERS
Nimrod T. Frazer.........................................         130,001(2)               3.12%
Cheryl D. Davis..........................................               3                     *
Amy M. Dunaway...........................................              87(3)                  *
DIRECTORS OF THE COMPANY
Nimrod T. Frazer.........................................         130,001(2)               3.12%
T. Whit Armstrong........................................          18,183(4)                  *
T. Wayne Davis...........................................         108,408(5)               2.61%
J. Christopher Flowers...................................          34,884(6)                  *
Jeffrey S. Halis.........................................         304,017(7)               7.31%
All Named Executive Officers and directors
  of the Company as a group (7 persons)..................         595,583(8)              14.31%

---------------

  * Less than 1%.
(1) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose of or to direct disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as of which he or she has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named above have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them.

(2) Includes 75,000 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options under the CEO Plan.
(3) Includes 54 shares which Ms. Dunaway holds jointly and shares voting and investment power with her spouse.
(4) Includes 1,595 shares owned by Mr. Armstrong's son and 1,416 stock units granted under the Deferred Plan. Also includes 10,000 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options under the Outside Directors' Plan.
(5) Includes 116 shares held by Mr. Davis' child, 2,352 shares held by Mr. Davis' mother, 133 shares held by Mr. Davis' wife, 13,410 held in two trusts, 81,025 shares held in a private foundation for which Mr. Davis has voting and investment power but is not a beneficiary and 1,372 stock units granted under the Deferred Plan. Also, includes 10,000 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options under the Outside Directors' Plan.
(6) Includes 1,064 stock units granted under the Deferred Plan. Also, includes 10,000 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options under the Outside Directors' Plan.
(7) Includes 1,372 stock units granted under the Deferred Plan, and 256,845 shares which Mr. Halis shares voting and investment power with his wife. Also, includes 10,000 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options under the Outside Directors' Plan.
(8) Includes 115,000 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options.

                             PRINCIPAL SHAREHOLDERS

     The table below sets forth certain information as of March 31, 1998 concerning persons known to the Board to be a "beneficial owner", as such term is defined by the rules of the Securities and Exchange Commission, of more than 5% of the outstanding shares of the Common Stock.

                                                             SHARES OF COMMON STOCK
NAME AND ADDRESS                                             BENEFICIALLY OWNED(1)    PERCENT OF CLASS
----------------                                             ----------------------   ----------------
Jeffrey S. Halis...........................................         304,017(2)              7.31%
  500 Park Avenue
  Fifth Floor
  New York, New York 10022

---------------

(1) See Note (1) under "Common Stock Ownership by Management" elsewhere herein.
(2) Includes 1,372 stock units granted under the Deferred Plan, and 256,845 shares which Mr. Halis shares voting and investment power with his wife. Also, includes 10,000 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options under the Outside Directors' Plan. The information regarding Jeffrey S. Halis ("Halis") is given in reliance upon a Form 5 filed by Halis on or about February 12, 1998 and information supplied by Halis and the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning the compensation paid for the years ended December 31, 1995, 1996 and 1997 for the Company's Chief Executive Officer and each of the other Named Executive Officers (determined as of December 31, 1997).

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                                           ------------
                                               ANNUAL COMPENSATION          SECURITIES          ALL
                                          ------------------------------    UNDERLYING         OTHER
NAME AND PRINCIPAL POSITION               YEAR   SALARY($)   BONUS($)(1)     OPTIONS#     COMPENSATIONS($)
---------------------------               ----   ---------   -----------   ------------   ----------------
Nimrod T. Frazer........................  1997    250,000            0       150,000             3,931(2)
  Chairman of the Board of                1996    250,000            0             0             1,784(2)
  Directors, President and                1995    250,000            0             0         1,195,451(3)
  Chief Executive Officer
Cheryl D. Davis.........................  1997    121,060            0             0             5,790(4)
  Chief Financial Officer,                1996    116,405      121,060             0             5,065(4)
  Vice-President of Corporate             1995    106,213            0             0             4,390(4)
  Taxes and Secretary
Amy M. Dunaway..........................  1997     80,327            0             0             5,664(4)
  Treasurer and Controller                1996     80,327       80,327             0             4,854(4)
                                          1995     77,524            0             0             4,310(4)

---------------

(1) Amounts shown for Ms. Davis and Ms. Dunaway are for one-time bonuses paid pursuant to a director and employee incentive bonus program.
(2) Amount shown represents premiums paid by the Company for health and dental insurance for Mr. Frazer.
(3) Amount shown represents $1,866 in premiums paid by the Company for health and dental insurance for Mr. Frazer and, $1,193,585 represents a 1% commission paid on the gross sales price of American Savings of Florida, F.S.B. in accordance with a Commission Agreement dated March 4, 1993 between Mr. Frazer and the Company.
(4) Amounts shown for Ms. Davis and Ms. Dunaway are for premiums paid by the Company for term life insurance and health and dental insurance.

                               EXECUTIVE OFFICERS

     Certain information concerning the executive officers of the Company is set forth below:

NAME                                 AGE                POSITION               EXECUTIVE OFFICER SINCE
----                                 ---                --------               -----------------------
Nimrod T. Frazer...................  68    Director, Chairman of the Board,             1990
                                             President and Chief Executive
                                             Officer
Cheryl D. Davis....................  38    Chief Financial Officer, Vice                1991
                                             President of Corporate Taxes and
                                             Secretary
Amy M. Dunaway.....................  41    Treasurer and Controller                     1991

     Mr. Frazer was named Chairman of the Board, Acting President and Chief Executive Officer on October 26, 1990. Mr. Frazer was Chairman of the Board of the Frazer Lanier Company, a regional investment banking firm, from 1976 to 1996 and was a Co-Founder. Mr. Frazer is past Chairman of the Water Works and Sanitary Sewer Board of Montgomery, Alabama and past director of Columbus Mills of Columbus, Georgia, Rockdale Industries of Decatur, Georgia, American Savings of Florida, F.S.B. and Sterling Bank of Montgomery, Alabama. Sterling Bank is a wholly owned subsidiary of Synovus Financial Corp of Columbus, Georgia.

     Ms. Davis was named Chief Financial Officer and Secretary in April of 1991 and Vice President of Corporate Taxes in 1989. Ms. Davis has been employed with the Company since April of 1988.

     Ms. Dunaway was named Treasurer and Controller in April of 1991. Ms. Dunaway has been employed with the Company since September of 1990.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to options granted under the CEO Plan to the Company's Chief Executive Officer. No options were granted during 1997 under the 1997 Amended Omnibus Incentive Plan to any of the named executive officers.

                               INDIVIDUAL GRANTS

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AND ASSUMED
                                                                                           ANNUAL RATES OF
                             NUMBER OF      PERCENT OF                                       STOCK PRICE
                            SECURITIES     TOTAL OPTIONS                                  APPRECIATION FOR
                            UNDERLYING      GRANTED TO                                     OPTION TERM(2)
                              OPTIONS      EMPLOYEES IN    EXERCISE PRICE   EXPIRATION  ---------------------
NAME                       GRANTED(#)(1)       1997          PER SHARE         DATE        5%         10%
----                       -------------   -------------   --------------   ----------  --------   ----------
Nimrod T. Frazer.........     150,000(3)        100%           $10.50        Jan. 2007  $960,000   $2,413,500
Cheryl D. Davis..........          --            --                --               --        --           --
Amy M. Dunaway...........          --            --                --               --        --           --

---------------

(1) Mr. Frazer's options were granted under the CEO Plan at an exercise price equal to the fair market value of the Common Stock on the initial trading day after the Common Stock was registered. Such options may not be exercised later than the earlier of January 1, 2007, or 60 days after he ceases to be an employee of the Company other than by reason of death, mandatory retirement or disability.
(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent as the future performance of the Common Stock and overall market conditions. The amounts set forth in this table may not necessarily be achieved.
(3) These options vested as to 37,500 shares on June 30, 1997 and 37,500 shares on January 1, 1998. The remainder of these options will vest in two equal installments of 37,500 shares each on January 1, 1999 and January 1, 2000.

STOCK OPTION EXERCISES

     None of the Named Executive Officers exercised any stock options during 1997. The table below shows the number of shares of Common Stock covered by both exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 1997. The table also reflects the values for in-the-money options based on the positive spread between the exercise price of such options and the last reported sale price of the Common Stock on December 31, 1997, the last trading date in 1997 for the Common Stock.

                          AGGREGATED OPTION EXERCISES
                       IN 1997 AND YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                          OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                       DECEMBER 31, 1997             DECEMBER 31, 1997
                                                  ---------------------------   ---------------------------
NAME                                              EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                              -----------   -------------   -----------   -------------
Nimrod T. Frazer................................    37,500         112,500      $21,093.75     $63,281.25
Cheryl D. Davis.................................        --              --              --             --
Amy M. Dunaway..................................        --              --              --             --

                        REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Compensation Committee") was created in 1996 and consists of Messrs. Davis, Armstrong and Flowers. None of the members of the Compensation Committee is an employee of the Company. The Compensation Committee is responsible for (i) establishing the compensation of the Company's Named Executive Officers and (ii) considering the issuance of stock options for executive officers and directors. Mr. Frazer, the Company's Chief Executive Officer, is responsible for recommending to the Compensation Committee the compensation for the other executive officers of the Company. The Compensation Committee has reviewed the applicability of Section 162(m) of the Internal Revenue Code of 1986, as amended by the Omnibus Budget Reconciliation Act of 1993. Section 162(m) may in certain circumstances deny a federal income tax deduction for compensation to an executive officer in excess of $1 million per year. It is not anticipated that compensation to any executive officer of the Company during 1998 will exceed the $1 million threshold.

     Compensation Policy and Overall Objections. The Company's executive compensation policy is designed to attract, retain and motivate executive officers needed to achieve its strategic objectives and to maximize the Company's performance and shareholder value.

     The Company supports these goals through a compensation strategy of competitive salaries, annual incentives, and longer-term incentive opportunities. Compensation consists of both fixed pay elements (base salary and benefits) and performance variable pay elements (annual and long-term incentives) to encourage and reward distinctive contributions to the success of the organization. Salary and benefit levels reflect position responsibilities and strategic importance and are targeted at market median base salary levels. Annual incentive payments are designed to reward for significant contributions to annual financial and strategic non-financial performance, as defined by management, and are targeted to deliver market median levels of total compensation. Long-term incentive opportunities reward key executives for financial and non-financial performance that enhances shareholder value. Long-term incentive opportunities are above market median levels.

     Position responsibilities are the key determinant of fixed pay and individual performance is the key determinant of variable pay. Performance includes consideration of Company results in varying degrees by position level. In the future, performance standards will, to the extent possible, be defined and communicated in advance through a clear system of measurable objectives. Performance measures will be tailored to the specific responsibilities of each position. Employees will be responsible for and rewarded on the basis of accomplishment of defined results that contribute to the attainment of strategic objectives and performance goals.

     The Company retained an independent compensation consulting firm to assist it in analyzing its executive compensation program for 1997 and thereafter. The consulting firm recommended that the Company adopt a policy of providing a significant percentage of certain executive officers' total compensation based on the Company's performance. In addition, the consultant has provided the Compensation Committee with an analysis of senior executive compensation using published survey data for the financial services industry. The Compensation Committee considered these recommendations and the compensation analysis in establishing the base salaries for the Chief Executive Officer and the other executive officers for 1997 and 1998.

     Base Salary. Each executive officer's base salary, including Mr. Frazer's base salary, is determined based upon a number of factors including the executive officer's responsibilities, contribution to the achievement of the Company's business plan goals, demonstrated leadership skills and overall effectiveness and length of service. Base salaries are also designed to be competitive with those offered in the various markets in which the Company competes for executive talent and are analyzed with a view towards desired base salary levels over a three-year to five-year time period. Each executive officer's salary is reviewed annually and although these and other factors are considered in setting base salaries, no specific weight is given to any one factor. The Named Executive Officers' base salaries were not increased during 1997 over their 1996 base salaries, and there is no increase for the Named Executive Officers' base salaries for 1998. The base salaries are slightly below median competitive levels.

     Cash Bonuses. The Compensation Committee adopted an annual incentive plan, beginning in 1997. The annual incentive plan is designed to focus participants on key performance criteria that are consistent with the Company's short-term business plan and operating goals. Specific objectives of the plan are to establish direct links between performance achievement and awards, provide rewards commensurate with the achievement of specific operating results, and encourage individual effort toward achievement of corporate performance goals.

     Under the annual plan, existing officers are eligible to participate. Going forward, any additional participants must be recommended by the CEO and approved by the Compensation Committee. Eligibility for bonuses is based on performance which will be measured at the corporate and individual levels. Maximum bonuses will be set initially at 45% of base salary for Mr. Frazer and 20% of base salary for the other executive officers. The Company did not pay any bonuses to the Named Executive Officers during 1997.

     Long Term Incentives. Long term incentives are provided pursuant to the CEO Plan, the Outside Directors' Plan, the 1997 Amended Omnibus Incentive Plan and the Deferred Plan. Stock option plans are designed to align executives' and shareholders' interest in the enhancement of shareholder value. Stock options are used by the Company to encourage long-term service by executives.

     Severance Agreements. The Compensation Committee approved severance agreements for the three Named Executive Officers in March 1998 (the "Severance Agreements"). The Severance Agreements provide that the Named Executive Officers will receive their base salary for a period of twelve months following a termination of employment, other than for "cause", as defined in the Severance Agreements or a voluntary termination. The Severance Agreements are subject to Board approval. As of the date of this Proxy Statement, the Severance Agreements have not been executed by the parties.

     Chief Executive Officer Compensation. Mr. Frazer does not have an employment agreement with the Company. The Compensation Committee is responsible for determining Mr. Frazer's compensation annually. In fiscal 1997, Mr. Frazer received base compensation of $250,000 and 150,000 options under the CEO Plan. Mr. Frazer's base salary was based on, among other things, his responsibilities, his length of service, his contributions to the business and his overall leadership skills.

                                          COMPENSATION COMMITTEE:

                                          T. Wayne Davis, Chairman
                                          T. Whit Armstrong
                                          J. Christopher Flowers

     THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (TOGETHER, THE "ACTS"), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                               PERFORMANCE GRAPH

     The graph below reflects the cumulative shareholder return (assuming the reinvestment of dividends) on the Common Stock compared to the return on the Center for Research in Security Prices ("CRSP") Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Index") and a return on an index made up of companies with comparable market capitalization as of December 31, 1997. The Company does not currently have an operating business, and as a result does not have a identifiable peer group index. The companies that comprise the custom composite index outlined below include: Ancor Communications, Incorporated, Biotransplant, Inc., Computron Software, Inc., Craftmade International, Inc., Featherlite MFG., Inc., Hungarian Tel & Cable Corp., Intellicorp, Inc., Iridex Corporation, Mesabi Trust, MFB Corp., Moscom Corporation, Network Event Theater, Inc., Norton Drilling Services, Inc. and Sport-Haley, Inc.

                            CUMULATIVE TOTAL RETURN
              BASED ON INITIAL INVESTMENT OF $100 ON APRIL 1, 1997
                           WITH DIVIDENDS REINVESTED

        MEASUREMENT PERIOD          THE ENSTAR GROUP,                     CUSTOM COMPOSITE
      (FISCAL YEAR COVERED)               INC.             NASDAQ US      INDEX (14 STOCKS)
01-APR-97                                         100                100                100
30-JUN-97                                         110                118                106
30-SEP-97                                         115                138                130
31-DEC-97                                         105                130                111

Source: Georgeson & Company Inc.

     The performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                              CERTAIN TRANSACTIONS

     J. Christopher Flowers, a current director of the Company who is nominated for re-election in this Proxy Statement is a General Partner and Managing Director of Goldman, Sachs & Co. ("Goldman"). During 1997 and 1998, the Company used the brokerage services at Goldman to sell and repurchase certain call options on First Union common stock. The Company paid Goldman approximately $3,805 for such brokerage services.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                    (ITEM 2)

     The Board of Directors of the Company has appointed the firm of Deloitte & Touche LLP to serve as independent auditors of the Company for the year ending December 31, 1998, subject to ratification of this appointment by the shareholders of the Company. Deloitte & Touche LLP has served as independent auditors of the Company for 1990 through 1997 and is considered by management of the Company to be well qualified. The Company has been advised by Deloitte & Touche LLP that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. One or more representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR 1998.

                                 OTHER MATTERS

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires officers and directors of the Company and persons who beneficially own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission certain reports, with respect to each such person's beneficial ownership of the Company's equity securities, including statements of changes in beneficial ownership on Form 4. In addition, Item 405 of Regulation S-K requires the Company to identify in its Proxy Statement each reporting person that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years. The Form 4 for T. Wayne Davis, a director of the Company, relating to the acquisition of 3,000 shares of the Company's Common Stock was not filed on a timely basis during 1997.

ANNUAL REPORT ON FORM 10-K/A-1

     The Company has provided herewith to each shareholder as of the Record Date a copy of the Company's Annual Report on Form 10-K/A-1, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto. The Company will provide copies of the exhibits, should they be requested by eligible shareholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies of such exhibits should be mailed to:

                                  THE ENSTAR GROUP, INC.
                                  172 Commerce Street
                                  Third Floor
                                  Montgomery, Alabama 36104
                                  Attention: Amy M. Dunaway
                                             Treasurer and Controller

SHAREHOLDER NOMINATIONS FOR ELECTION OF DIRECTORS

     Under the Company's Articles of Incorporation and Bylaws, only persons nominated in accordance with the procedures set forth therein will be eligible for election as directors. Shareholders are entitled to nominate persons for election to the Board of Directors of the Company only if the shareholder is otherwise entitled to vote generally in the election of directors and only if timely notice in writing is sent to the Secretary of the Company. To be timely, a shareholder's notice must be received at the principal executive offices of the Company at least 60 days but not more than 90 days prior to the annual meeting. Such shareholder's notice should set forth (i) the qualifications of the nominee and the other information that would be required to be disclosed in connection with the solicitation of proxies for the election of directors pursuant to Regulation 14(a) under the Exchange Act and (ii) with respect to such shareholder giving such notice, (a) the name and address of such shareholder and (b) the number of shares of Common Stock beneficially owned by such shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received no later than December 18, 1998 in order to be considered for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies by the Board of Directors in connection with the Annual Meeting will be borne by the Company. No specific fee has been allocated to services provided in connection with the solicitation of proxies. The Company will reimburse brokers, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of Common Stock held in their names. In addition, the Company has retained Georgeson & Co., Inc., New York, New York, to aid in the mailing and tabulation of proxies for a nominal fee, plus reimbursement for out-of-pocket expenses incurred by that firm on behalf of the Company.

                                          By Order of the Board of Directors

                                          /s/ Cheryl D. Davis
                                          ----------------------------------
                                          Cheryl D. Davis
                                          Chief Financial Officer,
                                          Vice-President of
                                          Corporate Taxes and Secretary

                                                                        APPENDIX

                             THE ENSTAR GROUP, INC.

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                 ANNUAL MEETING OF SHAREHOLDERS ON MAY 21, 1998

     The undersigned hereby appoints Nimrod T. Frazer and Cheryl D. Davis and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Common Stock of The Enstar Group, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Thursday, May 21, 1998, at 10:00 a.m., local time, at the Montgomery Civic Center, 300 Bibb Street, Montgomery, Alabama 36104, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Annual Meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

(1) To elect two (2) directors for three-year terms expiring at the 2001 annual meeting of shareholders or until their successors are duly elected and qualified:

[ ] FOR all nominees listed (except as           [ ] WITHHOLD AUTHORITY to vote for
     marked below to the contrary)                    all nominees listed
J. Christopher Flowers
Jeffrey S. Halis

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
            A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

(2) To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company to serve for 1998.

  [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

THIS PROXY WILL BE VOTED AS INDICATED, BUT IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS.

                                                Date:                     , 1998
                                                     ---------------------

                                                --------------------------------

                                                --------------------------------

                                                Please sign exactly as your name
                                                or names appear hereon. For more
                                                than one owner as shown above,
                                                each should sign. When signing
                                                in a fiduciary or representative
                                                capacity, please give full
                                                title. If this proxy is
                                                submitted by a corporation, it
                                                should be executed in the full
                                                corporate name by a duly
                                                authorized officer, if a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON MAY 21, 1998. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.